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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANTS


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                                                                                          JURISDICTION OF
NAME OF COMPANY                                                                           ORGANIZATION
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
A.F. Stores, Inc.                                                                         Alabama
BR Air, Inc.                                                                              Alabama
Bruno's Food Stores, Inc.(formerly named Piggly Wiggly Southern, Inc.)                    Georgia
Foodmax, Inc.                                                                             Alabama
Food Max of Georgia, Inc.                                                                 Georgia
Food Max of Mississippi, Inc.                                                             Mississippi
Food Max of Tennessee, Inc.                                                               Tennessee
Georgia Sales Company                                                                     Georgia
Lakeshore Foods, Inc.                                                                     Alabama
PWS Holding Corporation                                                                   Delaware
SSS Enterprises, Inc.                                                                     Georgia
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